GLOBAL PAYMENTS INC.

FORM OF PERFORMANCE UNIT AWARD CERTIFICATE

Non-transferable
G R A N T T O

___________________________________________
("Grantee")

by Global Payments Inc. (the “Company”) of Performance Units (the “Performance Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s no par value common stock (“Shares”), pursuant to and subject to the provisions of the Global Payments Inc. 2011 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (the “Certificate”).

The target number of Shares subject to this award is ___ (the “Target Award”). Depending on the Company’s level of attainment of specified targets for revenue, operating income, operating margin, and diluted earnings per share for fiscal year 2014, Grantee may earn __% to __% of the Target Award, in accordance with the matrices attached hereto as Exhibit A and the terms of this Certificate.

By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.	Grant Date: _________________
Grant number: _______________

By: ___________________________________________	Accepted by Grantee: ______________________
Its: Authorized Officer

TERMS AND CONDITIONS
1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:

(i) “Conversion Date” means the date of the Committee’s certification of the Company’s attainment of FY 14 Operating Income, FY 14 Revenue, FY 14 Diluted EPS and FY 14 Operating Margin, but no later than August 15, 2014.

(ii) “FY 14 Diluted EPS” is defined on Exhibit A.

(iii) “FY 14 Operating Income” means “operating income” as shown in the Company’s Consolidated Statements of Income for the year ended May 31, 2014, as filed with the Securities and Exchange Commission on the Company’s Form 10-K for 2014, except that for the purpose of this Certificate, FY 14 Operating Income will be rounded up or down to the nearest whole million dollar level and shall exclude the impact of restructuring, acquisition-related intangible amortization expense, foreign exchange, and other non-recurring charges that are specifically excluded from the calculation of the Company’s “cash” fiscal 2014 operating income, as described and quantified in the Company’s fiscal 2014 year-end earnings press release.

(iv) “FY 14 Operating Margin” is defined on Exhibit A.

(v) “FY 14 Revenue” is defined on Exhibit A.

(vi) “Performance Period” means the 2014 fiscal year of the Company beginning on June 1, 2013 and ending on May 31, 2014.

(vii) “Performance Multiplier” means the percentage, from 0% to 200%, that will be applied to the Target Award to determine the number of Performance Awards that will convert to Shares on the Conversion Date, as more fully described in Exhibit A hereto.

2.    Performance Units. The Performance Units have been credited to a bookkeeping account on behalf of Grantee. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.

1.	Conversion to Shares. Except as otherwise provided in Section 4 below:

(i) 25% of the Performance Units that are earned based on performance will be converted to actual unrestricted Shares (one Share per vested Performance Unit) on the Conversion Date. These shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and stock certificates for the Shares shall be delivered to Grantee or Grantee’s designee upon request of the Grantee.

(ii) The remaining 75% of the Performance Units that are earned based on performance will be converted to service-based Restricted Stock awards (one Restricted Share per Performance Unit) on the Conversion Date. Such Restricted Stock awards will be subject to the terms and conditions set forth in a Restricted Stock Award Certificate in the form attached hereto as Exhibit B.

4.    Termination of Employment. If Grantee’s employment is terminated during the Performance Period, the following provisions of this Section 4 shall govern the vesting of the Performance Units:

(i) Death or Disability. If Grantee’s employment is terminated by reason of death or Disability, the number of Performance Units earned shall be determined at the end of the Performance Period based on actual performance as of the end of the Performance Period.

(ii) Any Other Reason. If Grantee’s employment is terminated for any other reason, all of the Performance Units shall be forfeited; provided, however, that in the case of Grantee’s Retirement or a termination of Grantee’s employment by the Company without Cause or by Grantee for Good Reason, the Committee may, but shall not be required to, determine that some or all of the Performance Units shall be earned at the end of the Performance Period based on actual performance as of the end of the Performance Period.

5.    Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Performance Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

6.    Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Performance Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Units, stock units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.    Limitation of Rights. The Performance Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

8.    No Entitlement to Future Awards. The grant of the Performance Units does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions.

9.    Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or chief accounting officer, by withholding from the settlement of the stock units Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

10.    Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Performance Units hereunder had expired) on the date of such amendment or termination.

11.    Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Performance Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Performance Units, are subject to adjustment as provided in Article 15 of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment, key position, or change-in-control agreement with Grantee that has been approved, ratified or confirmed by the Committee shall be decided in favor of the provisions of such employment, key position, or change-in-control agreement.

12.    Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws.

13.    Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

14.    Relationship to Other Benefits. The Performance Units shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.

15. Clawback. Notwithstanding anything to the contrary in this Certificate, the Plan, or any employment, key position, or change-in-control agreement with Grantee, the award granted hereunder is subject to the provisions of the following clawback policy established by the Committee prior to the grant of the Performance Units hereunder. The Committee may seek to recoup all or any portion of the value of any annual or long-term incentive awards provided to any current or former executive officers in the event that the Company’s financial statements are restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (the “Restatement”).  The Committee may seek recoupment from any current or former executive officer who received incentive-based compensation, granted after the date hereof, during the three (3) year period preceding the date that the Company was required to prepare the Restatement.  The Committee may seek to recover the amount by which the individual executive's incentive payments exceeded the lower payment that would have been made based on the restated financial results and the Committee may determine whether the Company shall effect such recovery:  (i) by seeking repayment from the executive; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program or arrangement maintained by the Company; or (iii) a combination of foregoing.  The Grantee hereby acknowledges that this award is subject to the foregoing policy and agrees to make any repayment required in connection therewith.

16.    Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

EXHIBIT A

Performance Units

The Performance Units will be earned, in whole or in part, based on the Company’s FY 14 Operating Income, FY 14 Revenue, FY 14 Diluted EPS, and FY 14 Operating Margin as follows:

•
If FY 14 Operating Income is ___ or below, the Performance Multiplier will be 0% and all of the Performance Units will be forfeited to the Company without further consideration or any act or action by Grantee.

•
If FY 14 Operating Income is above ___, the Performance Multiplier will be ___%, subject to the Committee’s discretion to determine that a lower Performance Multiplier shall apply to this Award. In exercising such discretion, the Committee shall consider and be guided by the following Performance Matrix with respect to FY 14 Revenue, FY 14 Diluted EPS and FY 14 Operating Margin.

Performance Matrix for FY 14 Revenue

Degree of Performance Attainment	Revenue (1)	% of Target Award Earned (1)
Maximum	$__	__%
Target	$__	__
Threshold	$__	__
Less than Threshold	Less than $$__	__

(1)	Payouts between performance levels will be determined based on straight line interpolation.

Performance Matrix for FY 14 Diluted EPS

Degree of Performance Attainment	Diluted EPS (1)	% of Target Award Earned (1)
Maximum	$__	__%
Target	$__	__%
Threshold	$__	__%
Less than Threshold	Less than $__	__%

(1)	Payouts between performance levels will be determined based on straight line interpolation.

Performance Matrix for FY 14 Operating Margin

Degree of Performance Attainment	Operating Margin (1)	% of Target Award Earned (1)
Maximum	__%	__%
Target	__%	__%
Threshold	__%	__%
Less than Threshold	Less than __%	__%

(1)	Payouts between performance levels will be determined based on straight line interpolation.

Performance under each matrix is independent of performance under the others and the results are added together. For example:

•
If actual FY 14 Revenue results in __% of the Target Award being earned, actual FY 14 Diluted EPS results in __% of the Target Award being earned, and actual FY 14 Operating Margin results in __% of the Target Award being earned, a total of __% of the Target Award will be earned.

For purposes of this Certificate:

•
“FY 14 Diluted EPS” means “diluted earnings per share” as shown in the Company’s Consolidated Statements of Income for the year ended May 31, 2014, as filed with the Securities and Exchange Commission on the Company’s Form 10-K for 2014, except that for the purpose of this Certificate, FY 14 Diluted EPS shall exclude the after-tax impact of restructuring, acquisition-related intangible amortization expense, foreign exchange, and other non-recurring charges that are specifically excluded from the calculation of the Company’s “cash” fiscal 2014 diluted earnings per share, as described and quantified in the Company’s fiscal 2014 year-end earnings press release.

•
“FY 14 Operating Income” means “operating income” as shown in the Company’s Consolidated Statements of Income for the year ended May 31, 2014, as filed with the Securities and Exchange Commission on the Company’s Form 10-K for 2014, except that for the purpose of this Certificate, FY 14 Operating Income will be rounded up or down to the nearest whole million dollar level and shall exclude the impact of restructuring, acquisition-related intangible amortization expense, foreign exchange, and other non-recurring charges that are specifically excluded from the calculation of the Company’s “cash” fiscal 2014 operating income, as described and quantified in the Company’s fiscal 2014 year-end earnings press release.

•	“FY 14 Operating Margin” means FY 14 Operating Income divided by FY 14 Revenue.

•
“FY 14 Revenue” means “revenue” as shown in the Company’s Consolidated Statements of Income for the year ended May 31, 2014, as filed with the Securities and Exchange Commission on the Company’s Form 10-K for 2014, except that for the purpose of this Certificate, FY 14 Revenue will be rounded up or down to the nearest whole million dollar level and shall exclude the impact of foreign exchange.

EXHIBIT B

GLOBAL PAYMENTS INC.

RESTRICTED STOCK AWARD CERTIFICATE

Non-transferable
G R A N T T O

___________________________________________
("Grantee")

by Global Payments Inc. (the "Company") of

__________________________________________________

shares of its common stock, no par value (the “Shares”) pursuant to and subject to the provisions of the Global Payments Inc. 2011 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (the “Terms and Conditions”). By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Restricted Stock Award Certificate (the “Certificate”) and the Plan.

Unless sooner vested in accordance with Section 3 of the Terms and Conditions or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the Terms and Conditions will expire as to the following percentage of the Shares awarded hereunder, on the following respective dates; provided that Grantee is then still employed by the Company or any of its Affiliates:

Percentage of Shares	Date of Expiration of Restrictions
33%	One year anniversary of the Grant Date listed below
33%	Two year anniversary of the Grant Date listed below
34%	Three year anniversary of the Grant Date listed below

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.	Grant Date: _________________
Grant number: _______________

By: ___________________________________________	Accepted by Grantee: ______________________
Its: Authorized Officer

TERMS AND CONDITIONS
1. Grant of Shares. The Company hereby grants to the Grantee named on the cover page hereof, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Certificate, the number of Shares indicated on the cover page hereof of the Company’s no par value common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
2. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee’s employment with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of employment termination, and such Restricted Shares shall revert to the Company. The restrictions imposed under this Section shall apply to all shares of the Company’s Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock.
3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a)
As to the percentages of the Shares specified on the cover page hereof, on the respective dates specified on the cover page hereof; provided Grantee is then still employed by the Company or an Affiliate; or

(a)	Termination of Grantee’s employment by reason of death or Disability or, subject to the consent of the Committee, Grantee’s Retirement.
4. Delivery of Shares. The Shares will be registered on the books of the Company in Grantee’s name as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form:
“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and Global Payments Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of Global Payments Inc.”
Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period.
5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he or she may have under this Certificate in accordance with Section 2, Grantee shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.
6. No Right of Continued Employment. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate.
7.    No Entitlement to Future Awards. The grant of this Award does not entitle Grantee to the grant of any additional awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company.
8. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting of the Shares. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or chief accounting officer, by withholding from the settlement Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.
9.    Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Restricted Shares hereunder had expired) on the date of such amendment or termination.

10.    Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the Restricted Shares are subject to adjustment as provided in Article 15 of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment, key position, or change-in-control agreement with Grantee that has been approved, ratified or confirmed by the Committee shall be decided in favor of the provisions of such employment, key position, or change-in-control agreement.
11.    Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws.
12.    Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
13.    Relationship to Other Benefits. The Shares shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.
14.    Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.
15. Clawback. Notwithstanding anything to the contrary in this Certificate, the Plan, or any employment, key position, or change-in-control agreement with Grantee, the award granted hereunder is subject to the provisions of the following clawback policy established by the Committee prior to the grant of the Restricted Shares hereunder. The Committee may seek to recoup all or any portion of the value of any annual or long-term incentive awards provided to any current or former executive officers in the event that the Company’s financial statements are restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (the “Restatement”).  The Committee may seek recoupment from any current or former executive officer who received incentive-based compensation, granted after the date hereof, during the three (3) year period preceding the date that the Company was required to prepare the Restatement.  The Committee may seek to recover the amount by which the individual executive's incentive payments exceeded the lower payment that would have been made based on the restated financial results and the Committee may determine whether the Company shall effect such recovery:  (i) by seeking repayment from the executive; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program or arrangement maintained by the Company; or (iii) a combination of foregoing.  The Grantee hereby acknowledges that this award is subject to the foregoing policy and agrees to make any repayment required in connection therewith.